ITEM 3       Issue, sale, pledge, guarantee or assumption of system securities.

Schedule 3(a): Issues of long term loans dated as of January 1, 2003 - December 31, 2003

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Contract No     Date        Company              Counterparty             Form of        Currency  amount/currency   amount/(euro)
                of                                                     transaction -
                Contract                                             PUHCA Authorization
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
000028/028302   8/31/2003   NANNING              Standard             Long Term Loan        CNY    -50,000,000.00    -4,831,748.83
                                                 Chartered Bank       - Rule 52
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008293/000699    1/1/2003   D TEX S BE           Third Parties        Long Term Loan        EUR       -442,000.00      -442,000.00
                                                                      - Rule 52
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008181/000150   1/30/2003   MEGES BOYA           Bayerische           Long Term Loan        EUR     -2,500,000.00    -2,500,000.00
                                                 Landesbank           - Rule 52
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008181/000201   3/17/2003   YAPKIM               Bayerische           Long Term Loan        EUR     -1,000,000.00    -1,000,000.00
                                                 Landesbank           - Rule 52
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001072/000090   4/15/2003   EUROPROTEC           Industriekreditbank  Long Term Loan        EUR    -18,000,000.00   -18,000,000.00
                                                 AG                   - Rule 52
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008150/000756  10/16/2003   GOLDS AG             Commerzbank AG       Long Term Loan        EUR     -1,250,000.00    -1,250,000.00
                                                                      - Rule 52
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000028/028095    7/2/2003   L PLC                INEOS GmbH           Long Term Loan        GBP    -23,899,714.00   -33,967,757.12
                                                                      - HCAR 27539
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000274/004849  12/29/2003   VITERRA              Europaische          Long Term Loan        EUR    -70,745,000.00   -70,745,000.00
                                                 Hypothekenbank       - Rule 52
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005500/002613    7/7/2003   Powergen Ltd.        E.ON UK              Long Term Loan        GBP   -350,000,000.00  -497,441,726.39
                                                                      - HCAR 27539
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005501/000247   2/14/2003   LG&E Energy Corp.    FIDELIA              Long Term Loan        USD   -100,000,000.00   -80,025,608.00
                                                                      - HCAR 27539
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005501/000248   3/24/2003   LG&E Energy Corp.    FIDELIA              Long Term Loan        USD    -50,000,000.00   -40,012,804.00
                                                                      - HCAR 27539
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005501/000244   4/28/2003   Louisville Gas and   FIDELIA              Long Term Loan        USD   -100,000,000.00   -80,025,608.00
                            Electric Company                          - HCAR 27539
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005501/000245   4/28/2003   Kentucky Utilities   FIDELIA              Long Term Loan        USD   -100,000,000.00   -80,025,608.00
                            Company                                   - HCAR 27539
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005501/000246   8/13/2003   Kentucky Utilities   FIDELIA              Long Term Loan        USD    -75,000,000.00   -60,019,206.00
                            Company                                   - HCAR 27539
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005501/000249   8/13/2003   Louisville Gas and   FIDELIA              Long Term Loan        USD   -100,000,000.00   -80,025,608.00
                            Electric Company                          - HCAR 27539
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005501/000235  11/18/2003   Louisville Gas and   Deutsche Bank        Long Term Loan        USD   -128,000,000.00  -102,432,778.24
                            Electric Company     AG, USA              - Rule 52
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005501/000250  11/21/2003   Kentucky Utilities   FIDELIA              Long Term Loan        USD    -33,000,000.00   -26,408,450.64
                            Company                                   - HCAR 27539
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005501/000237  12/17/2003   Kentucky Utilities   FIDELIA              Long Term Loan        USD    -75,000,000.00   -60,019,206.00
                            Company                                   - HCAR 27539
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                            Louisville Gas and   Secured              Long Term Loan        USD    128,000,000.00   102,432,778.24
                            Electric Company     tax-exempt           - Rule 52
                                                 bond
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Exchange rates as per 30.12.2003
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      CNY/USD                      8.28123
      EUR/USD                      0.80026
      GBP/USD                      0.56306
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